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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 5, 2002
                Date of Report (Date of earliest event reported)



                                   CD&L, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                         0-26954                22-3350958
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)


80 Wesley Street, South Hackensack, New Jersey                    07606
(Address of principal executive offices)                          (Zip Code)


(Registrant's telephone number, including area code)              (201) 487-7740

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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ITEM 4.         Changes in Registrant's Certifying Accountant.

         On August 5, 2002 the Board of Directors of CD&L, Inc. (the "Company") and its Audit Committee dismissed Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged Deloitte and Touche LLP ("Deloitte") to serve as the Company's independent public accountants for the balance of fiscal year 2002.

         Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2001, 2000 and 1999 and through August 5, 2002, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

         During the years ended December 31, 2001, 2000 and 1999 and through the date of the Board's decision, the Company did not consult with Deloitte with respect to the application of accounting principles to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

         We provided Andersen with a copy of this report and requested that Andersen furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in this report, and if not, stating the respects in which it does not agree. Andersen has indicated to the Company that they no longer issue such letters.

ITEM 7.         Financial Statements and Exhibits.

                None.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated: August 9, 2002                             CD&L, INC.




                                                  By:  \s\ Russell J. Reardon
                                                       -------------------------
                                                         Russell J. Reardon
                                                         Vice President and
                                                         Chief Financial Officer